Exhibit 99.2

DT Asia Investments Limited Announces Consummation of Over-Allotment Exercise in Connection with Its Initial Public Offering

October 15, 2014 11:39 AM Eastern Daylight Time

NEW YORK & HONG KONG--(BUSINESS WIRE)--DT Asia Investments Limited (Nasdaq:CADTU) ("DT Asia" or the "Company") announced today that the underwriters of its initial public offering have exercised their over-allotment option to purchase 860,063 units and that the closing of the sale of such units has taken place. The option units were sold at an offering price of $10.00 per unit, generating additional gross proceeds of $8,600,630 to the Company and bringing the total gross proceeds of the initial public offering to $68,600,630. In connection with the over-allotment option exercise, DeTiger Holdings Limited, the Company’s sponsor, and EarlyBirdCapital, Inc., the sole book running manager for the offering purchased additional units and warrants through simultaneous private placements.

Of the proceeds received from the consummation of the over-allotment option exercise and simultaneous private placements of units and warrants, $8,772,642.60 was placed in trust, for a total of $69,972,642.60 (or $10.20 per share sold in the public offering) held in trust. A pro forma balance sheet of the Company as of October 6, 2014 reflecting receipt of the proceeds upon consummation of the over-allotment option and the private placements will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About DT Asia

DT Asia is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies that have their primary operations located in Asia, with an emphasis on China. DT Asia is being sponsored by DeTiger Holdings Limited, which is controlled by Ms. Winnie Ng.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect DT Asia management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of DT Asia's final prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contacts

DT Asia Investments Limited

Stephen N Cannon

+1 212 880-2677 or +852 2110-0081

Chief Executive Officer

steve@DTAsiaInvest.com

or

Emily Tong

Chairman of the Board

emily@DTAsiaInvest.com